UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NETSMART TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)
(N/A)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On November 18, 2006, Netsmart Technologies, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger with NT Acquisition, Inc. and NT Merger Sub, Inc.

Set forth below is a form of letter distributed to employees and directors of the Company that are holders of options under one or more of the Netsmart Technologies, Inc. 1993 Long-Term Incentive Plan, 1998 Long-Term Incentive Plan, 1999 Long-Term Incentive Plan and/or the 2001 Long-Term Incentive Plan.

NETSMART TECHNOLOGIES, INC.
3500 Sunrise Highway
Great River, New York 11739

March 26, 2007

«First» «Last_Name»
«Address»
«City», «State» «Zip»

Re:	Option Agreement Notice

Gentlemen:

You are party to one or more option agreements granted under the Netsmart Technologies, Inc. (“Netsmart”) 1993 Long-Term Incentive Plan, 1998 Long-Term Incentive Plan, 1999 Long-Term Incentive Plan and/or the 2001 Long-Term Incentive Plan pursuant to which you are entitled to purchase an aggregate «Total» shares of Netsmart common stock (the “Options” (see Exhibit C), and each, an “Option,” and such shares of Netsmart common stock being the “Shares”).

Reference is also made to that certain Agreement and Plan of Merger dated as of November 18, 2006 (the “Merger Agreement”), by and among Netsmart, NT Acquisition, Inc. and NT Merger Sub, Inc. Unless otherwise indicated or specifically defined, all capitalized terms used herein shall have the meaning ascribed to them in the Merger Agreement.

Please be advised that, subject to the approval of the stockholders of Netsmart at a Special Meeting of Stockholders scheduled to be held on April 5, 2007, it is anticipated that the consummation of the merger pursuant to the Merger Agreement will be on or about that date.

Pursuant to the terms of the Merger Agreement, at the Effective Time of the Merger, you will be entitled to receive:

(i)	in the event that you exercise the Options on or prior to March 30, 2007, the Merger Consideration of $16.50 (without interest) in respect of each Share that is the subject of the Options or
(ii)
in the event that you do not exercise the Options prior to March 30, 2007, upon the delivery of a Option Surrender Agreement, the amount by which the Merger Consideration of $16.50 exceeds the exercise price of your Options.

Please note that you must exercise your Options on or prior to March 30, 2007 in order to ensure that you receive Shares for exchange prior to the consummation of the merger.

Enclosed is a Form of Subscription (Exhibit A) which must be executed and delivered in respect of each of your Options, together with the applicable Option exercise price as set forth in your Option agreement, in connection with the exercise of the Options. Alternatively, an Option Surrender Agreement (Exhibit B) is also enclosed.

Please deliver your completed Form of Subscription, together with the option exercise price, or Option Surrender Agreement (and other appropriate documentation, to the extent required by the Option Surrender Agreement) to Netsmart Technologies, Inc., 3500 Sunrise Highway, Great River, New York 11739, Attention: Anthony F. Grisanti. In the event that you have any questions, please call Mr. Grisanti at 631-968-2000.

Additional Information and Where to Find It

In connection with the proposed Merger, on March 2, 2007 the Company filed a proxy statement concerning the Merger with the Securities and Exchange Commission (“SEC”). The proxy statement has been mailed to the Company’s stockholders of record. STOCKHOLDERS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stockholders and security holders of the Company may obtain free copies of the proxy statement by contacting the Company through the Company website at www.ntst.com, or by mail at Netsmart Technologies, Inc., 3500 Sunrise Highway, Great River, New York 11739, or by telephone at (631) 968-2000. In addition, documents filed with the SEC by the Company are available free of charge at the SEC’s website at http://www.sec.gov.

Exhibit A

Date:

Netsmart Technologies, Inc.
3500 Sunrise Highway
Suite D122
Great River, NY 11739

Attention: CFO

Re:	Stock Option Exercise - Instrument of Grant
Dated as of _____________

Gentlemen:

I hereby exercise the above-referenced option to the extent of shares, and I am tendering with this Notice full payment of the Purchase Price in the manner provided in Paragraph 4 of the Instrument of Grant of Incentive Stock Option with respect to the Optioned Shares as to which this Option is being exercised. I further represent and warrant to the Company that I am aware of the tax consequences of my exercise of the option. If I have delivered Common Stock as consideration for the purchase price, I represent and warrant to the Company, that I have been in possession of said Common Stock for a period of not less than six months.

Very truly yours,

Name:

SS#

Exhibit C

«First» «Last_Name»

Option Price	Amount of Option	Date of Grant

$«Price_1»	«Amount_1»	«Date_1»
$«Price_2»	«Amount_2»	«Date_2»
$«Price_3»	«Amount_3»	«Date_3»
$«Price_4»	«Amount_4»	«Date_4»
$«Price_5»	«Amount_5»	«Date_5»
$«Price_6»	«Amount_6»	«Date_6»
$«Price_7»	«Amount_7»	«Date_7»
$«Price_8»	«Amount_8»	«Date_8»
$«Price_9»	«Amount_9»	«Date_9»
$«Price_10»	«Amount_10»	«Date_10»
$«Price_11»	«Amount_11»	«Date_11»
$«Price_12»	«Amount_12»	«Date_12»
$«Price_13»	«Amount_13»	«Date_13»
$«Price_14»	«Amount_14»	«Date_14_»